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                                                                     EXHIBIT 5.1

                       [LATHAM & WATKINS LLP LETTERHEAD]





October 30, 2003


CancerVax Corporation
2110 Rutherford Road
Carlsbad, CA 92008

      Re:   Form S-8 Registration Statement
            4,955,616 Shares of Common Stock

Ladies and Gentlemen:

      In connection with the registration by CancerVax Corporation, a Delaware corporation (the "COMPANY"), of an aggregate of 4,955,616 shares of common stock of the Company, par value $0.00004 per share (the "SHARES"), pursuant to the CancerVax Corporation Third Amended and Restated 2000 Stock Incentive Plan (the "2000 PLAN"), the CancerVax Corporation 2003 Equity Incentive Award Plan (the "2003 PLAN") and the CancerVax Corporation Employee Stock Purchase Plan (the "ESPP," and together with the 2000 Plan and the 2003 Plan, the "PLANS"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 30, 2003 (as amended from time to time, the "REGISTRATION STATEMENT"), you have requested our opinion with respect to the matters set forth below.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

      Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plans, the Shares will be validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                      Very truly yours,

                                                      /s/ Latham & Watkins LLP